June 8, 2016
Stage Stores, Inc.
2425 West Loop South
Houston, TX 77027
Re: Stage Stores, Inc.
Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel for Stage Stores, Inc., a Nevada corporation (the "Company"), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of (i) $50,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (the “Deferred Compensation Obligations”) in accordance with terms of the Stage Stores, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) and (ii) 1,000,000 shares of the Company’s common stock, par value $.01 per share, which may be issued in accordance with the terms of the Plan (the “Shares”). The Deferred Compensation Obligations and the Shares are collectively referred to herein as the “Securities”.
In rendering the opinions expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of the opinions, including: (i) the Company’s Amended and Restated Articles of Incorporation, (ii) the Company’s Amended and Restated Bylaws, (iii) the applicable minutes of meetings or consents in lieu of meetings of the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board, and (iv) the Plan.
In rendering the opinions expressed herein, we have also assumed: (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (iv) the correctness and accuracy of all facts set forth in this opinion letter, and (v) compliance in the future with the terms of the Plan by the Company and its employees, officers, the Board and any committees appointed to administer the Plan.
Based upon and subject to the foregoing and subject to the exceptions, qualifications and limitations set forth below, we are of the opinion that:

1.The Securities have been duly authorized;

2.	When issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and non-assessable; and

3.	When issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be the binding obligations of the Company.

June 8, 2016
Stage Stores, Inc.
Registration Statement on Form S-8

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or the effect of (i) any bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other similar law affecting creditors’ rights generally, (ii) by general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law, and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.
          We are members of the Bar of the State of Oklahoma and the foregoing opinions are limited to the laws of the State of Oklahoma, the federal laws of the United States of America, and the Nevada Revised Statutes. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ McAfee & Taft A Professional Corporation
McAfee & Taft A Professional Corporation